UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2021 (January 8, 2021)

HANCOCK PARK CORPORATE INCOME, INC.
(Exact name of Registrant as specified in its charter)

Maryland	814-01185	81-0850535
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 S. Wacker Drive, Suite 2500 Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 734-2000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)

Appointment of Director

On January 8, 2021, the board of directors (the “Board”) of Hancock Park Corporate Income, Inc. (the “Company”), a Maryland corporation that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”), upon the recommendation of the Nominating and Corporate Governance Committee, voted to appoint Elaine E. Healy as the Class III director of the Board, the lead independent director, chair of the Nominating and Corporate Governance Committee and a member of the Audit Committee, to fill the vacancy created by the untimely death of Robert J. Cresci on December 22, 2020. Ms. Healy was appointed to serve as a member of the Board until the 2022 annual meeting of stockholders, or until her successor is duly elected and qualified. The Board and the Nominating and Corporate Governance Committee determined that Ms. Healy is not an “interested person” (as defined in Section 2(a)(19) of the 1940 Act) of the Company.

Ms. Healy, age 58, currently serves on the board of OFS Capital Corporation, an affiliate of the Company that is a BDC also managed by OFS Capital Management, LLC, the Company’s investment adviser. Ms. Healy is a co-founder and Managing Partner of NexGen Venture Partners, LLC, dba Aura Wireless, a provider of wireless infrastructure technology. Prior to co-founding NexGen, Ms. Healy was a co-founder, president and chief operating officer of Accel Networks, LLC, a fixed cellular wireless broadband service provider founded in November 2002 and acquired in June 2015. She is a senior executive with a broad investment background investing in operating companies ranging from start-ups to emerging growth to publicly traded entities and serving as a director of companies in a wide range of industries prior to becoming an entrepreneur. Throughout her career, she has participated in, or been responsible for, the periodic valuation of both debt and equity portfolios. Ms. Healy graduated from The Florida State University in 1984 with a Bachelor of Science in Finance.

Ms. Healy will participate in the Company’s standard non-employee director compensation arrangement, pursuant to which she will be eligible to receive an (i) annual cash retainer fee, determined based on the Company’s net assets as of the end of each fiscal quarter and (ii) additional annual fee for serving on one or more committees of the Board, in each case, on a pro-rated basis for her initial period of service. Amounts payable under this arrangement are determined and paid quarterly in arrears as follows:

Net Asset Value	Annual Cash Retainer	Annual Committee Retainer (regardless of the number of committees served on)
$0 to $50 million	$10,000	$2,500
$50 to $100 million	$20,000	$2,500
> $100 million	$30,000	$2,500

Ms. Healy entered into the Company’s standard indemnification agreement, the form of which was previously filed with the Securities and Exchange Commission on February 8, 2016 as Exhibit 10.4 to the Company’s registration statement on Form 10.

There is no other arrangement or understanding between Ms. Healy and any other person pursuant to which she was appointed as the Class III director of the Board, the lead independent director, the chair of the Nominating and Corporate Governance Committee and a member of the Audit Committee, nor is there any family relationship between Ms. Healy and any other director of the Company or executive officers of the Company. There are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant, the amount involved exceeds $120,000, and in which Ms. Healy had, or will have, a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hancock Park Corporate Income, Inc.
Date: January 8, 2021	By:	/s/ Bilal Rashid
Chief Executive Officer